UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 02, 2023

APTEVO THERAPEUTICS INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-37746	81-1567056
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2401 4th Avenue Suite 1050
Seattle, Washington		98121
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (206) 838-0500

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	APVO	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders.

On June 2, 2023, Aptevo Therapeutics Inc. (the “Company”) held its 2023 Annual Meeting of Stockholders (the “Annual Meeting”), at which a quorum was present. Stockholders considered three proposals outlined below, each of which is described in more detail in the Company’s definitive proxy statement for the Annual Meeting filed with the Securities and Exchange Commission on April 18, 2023 (the “Proxy Statement”). The final voting results with respect to each of the proposals acted upon at the 2023 Annual Meeting are set forth below.

Proposal 1: Election of Directors

The following two nominees, each of whom were named in the Proxy Statement, were elected to serve on the Board of Directors to hold office until the 2026 Annual Meeting of Stockholders and until their respective successors are duly elected and qualified, based on the following votes:

	FOR	WITHHELD	BROKER NON-VOTES
Zsolt Harsanyi, Ph.D.	967,133	343,098	2,566,806
Barbara Lopez Kunz	716,175	594,056	2,566,806

Proposal 2: Ratification of Appointment of Independent Registered Public Accounting Firm for 2023

The appointment of Moss Adams LLP to serve as the Company’s independent registered public accounting firm for the year ending December 31, 2023 was approved based on the following votes:

FOR	AGAINST	ABSTAIN
3,581,428	276,500	19,109

Proposal 3: Approval, on a non-binding advisory basis, the compensation of the Company’s named executive officer compensation as disclosed in the Proxy Statement.

The non-binding advisory proposal was approved based on the following votes:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
969,344	332,792	8,095	2,566,806

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

APTEVO THERAPEUTICS INC.

Date:	June 2, 2023	By:	/s/ Marvin L. White
Marvin L. White President and Chief Executive Officer